UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

July 20, 2013

Date of Report (date of Earliest Event Reported)

VELATEL GLOBAL COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5950 La Place Court, Suite 160, Carlsbad, CA 92008

(Address of principal executive offices and zip code)

(760) 230-8986

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 20, 2013, VelaTel Global Communications, Inc., a Nevada corporation and the Registrant responsible for filing this current Report on Form 8-K, together with its wholly owned subsidiary Gulfstream Capital Partners, Ltd., a Seychelles corporation (collectively “Company”) commenced an arbitration proceeding (“Arbitration”) against China Motion Telecom International Limited, China Motion Holdings Limited, and ChinaMotion InfoServices Limited (collectively “Respondents”) by filing a Notice of Arbitration with the Hong Kong International Arbitration Centre. The Arbitration relates to the stock purchase agreement and related transaction documents (collectively “SPA”) between the Company and the Respondents for the Company’s acquisition of 100% of the capital stock of China Motion Telecom (HK) Limited (“CMTHK”). The Company has previously disclosed the terms of the SPA, as amended from time to time prior to closing, by current Reports on SEC Form 8-K filed November 27, 2012, February 4, 2013, and March 8, 2013.

In the Notice of Arbitration, the Company alleges that Respondents have breached the SPA by interfering in the day-to-day management of CMTHK in various ways that exceed the limited oversight granted to Respondents pursuant to the terms of the SPA, including but not limited to: (a) delaying CMTHK’s processing of the Company’s invoices for technical services rendered to CMTHK, and (b) refusing to authorize CMTHK to process banking board resolutions approved by a majority of CMTHK’s directors to change signatory authority on CMTHK’s bank accounts.

The Company seeks the following relief in the Arbitration: (1) declaring Respondents have breached the SPA, (2) enjoining Respondents from future interference in the management of CMTHK, and (3) for recovery of the Company’s past and future damages caused by Respondents’ breach of the SPA. The Notice of Arbitration does not quantify the Company’s damages, but the Company alleges such damages may include (a) additional audit and legal fees associated with restating the Company’s past financial statements, (b) diminution in value of the Company’s equity or capital raising ability as a result of restating its past financial statements or inability to include the financial results of CMTHK in the Company’s future consolidated financial statements, (c) diminution in value of CMTHK’s equity, (d) harm to CMTHK’s business reputation, corporate opportunities, or potential concession opportunities, (e) other incidental and consequential damages, and (f) attorney fees and other costs and disbursements the Company incurs in prosecuting the Arbitration.

Pursuant to the Arbitration rules to which the Company and the Respondents agreed in the SPA, there are limitations on the right to publish or disclose any information regarding the Arbitration absent consent of all parties to the Arbitration. On August 1, 2013, the Company and Respondents mutually consented to disclosure of current or future information regarding the Arbitration that a party deems required or advisable in connection with its obligations as a company with publicly traded securities.

The Arbitration has just commenced and Respondents have not yet filed their Response to the Notice of Arbitration. The Company may disclose material developments regarding the Arbitration as they occur, in the Company’s quarterly and/or annual current Reports on SEC Forms 10-Q and 10-K, respectively.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934 as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2013

VelaTel Global Communications, Inc.

By: /s/George Alvarez

Name: George Alvarez

Title: Chief Executive Officer